UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
September 17, 2008

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 17, 2008, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) approved amendments to and a restatement of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”). The amendments (i) revise those provisions of Article I of the Bylaws regarding advance notice of stockholder business and nominations, (ii) amend the definition of “Corporate Status” for purposes of indemnification rights and (iii) make certain other non-substantive changes. The amendments were effective immediately. The principal features of the amendments are to:
•	Consolidate the advance notice requirements previously contained in Sections 1 and 9 of Article I into a new Section 3 of Article I.

•	Explicitly provide that Article I, Section 3 of the Bylaws applies to all stockholder proposals of business or nominations and is the exclusive means for a stockholder to submit such business or nominations, other than proposals properly brought under Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements).

•	Expand the required disclosure regarding the stockholder(s) making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership), and rights to vote any shares of any security of the Company, such information to be provided (1) as of the date of the notice, (2) no later than 10 days following the record date, and (3) 10 days prior to the meeting date. In addition, such advance notice must disclose any material agreements between such stockholder(s) and any other persons relating to such proposal or nomination and any material interest of such stockholder in such proposal or nomination.

•	Require a person proposed to be nominated for election as a director (1) to deliver a completed questionnaire regarding such person’s background and qualifications, (2) to disclose any compensatory or other material agreements among the stockholder, its affiliates and associates and the proposed nominee, and (3) to represent that he or she has no voting agreements, no undisclosed compensation arrangements and will comply upon election with the Company’s governance policies and guidelines.

•	Allow, notwithstanding anything in the advance notice provisions to the contrary, a stockholder’s notice to be considered timely if, in the event the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 100 days prior to the first anniversary of the preceding year’s annual meeting, such notice is delivered by the close of business on the 10th day following such announcement.

•	Require inclusion, if the advance notice relates to any business other than the nomination of persons for election as directors, of the text of any resolutions proposed to be adopted, the language of any proposed amendments to the Bylaws, and a description of all agreements between the stockholder(s) bringing the proposal and any other person.

•	Delete employees, agents and fiduciaries from the definition of “Corporate Status” for purposes of indemnification rights in the Bylaws.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits
3.1	Amended and Restated Bylaws, dated September 17, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: September 22, 2008	By:	/s/ Ronald D. DeMoss
Ronald D. DeMoss
Executive Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws, dated September 17, 2008